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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 29, 2005

                        Gateway Financial Holdings, Inc.

         North Carolina                000-33223               56-2264354
    (State of incorporation)          (Commission           (I.R.S. Employer
                                      File Number)         Identification No.)

 1145 North Road Street, Elizabeth City, North Carolina          27909
       (Address of principal executive offices)                (Zip Code)

                    Issuer's telephone number: (252) 334-1511

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

               This document contains 2 pages, excluding exhibits.

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ITEM 5.02:  DEPARTURE OF PRINCIPAL OFFICERS

         On September 29, 2005, Mark A. Holmes, Senior Executive Vice President and Chief Financial Officer of Gateway Financial Holdings, announced his resignation from the Corporation effective November 30, 2005. Mr. Holmes notified the Corporation's Chairman that he is resigning to accept the position of President and Chief Executive Officer of Select Bank & Trust, Greenville, North Carolina. He had served as Chief Financial Officer of Gateway Bank & Trust Co. (the "Bank"), the Company's subsidiary and its predecessor, since its incorporation.

         The Corporation's Chairman and CEO, D. Ben Berry said, "Mark has been a valued member of our management team and he has our best wishes as he starts this new role."

         Following Mr. Holmes departure, on an interim basis, the functions of the Chief Financial Officer will be assumed by other officers of the Company.

         The Bank is a full-service community bank with a total of eighteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach, (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation's web site at www.gatewaybankandtrust.com.

         The Common Stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS.

ITEM 9.01(c):  EXHIBITS

Exhibit 99.1:    Press release

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      GATEWAY FINANCIAL HOLDINGS, INC.

                                      By:  /s/ D. Ben Berry
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                                           D. Ben Berry
                                           President and Chief Executive Officer

Date: October 3, 2005